                                                                   EXHIBIT 10.52

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

      This Amendment to Loan and Security Agreement (this "Agreement") is entered into as of June 28, 2002, by and between COMERICA BANK-CALIFORNIA ("Bank") and PHARMCHEM, INC. (the "Borrower"), with reference to the following facts:

      A. Borrower has borrowed funds from Bank pursuant to that certain Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2000, as amended by an Amendment to Loan and Security Agreement and Limited Waiver dated as of September 12, 2001, a Modification to Amended and Restated Loan and Security Agreement dated as of May 25, 2001, by an Amendment and Forbearance dated as of March 1, 2002, and by an Amendment to Loan and Security Agreement dated as of May 6, 2002 (the "Loan Agreement").

      B. As of the date hereof, there is owing under the Loan Agreement a principal amount of $3,899,299.89, together with accrued but unpaid interest and costs of enforcement. Such amounts, plus accruing interest and costs and accrued and accruing attorneys' fees and costs are hereinafter sometimes referred to herein as the "Existing Debt."

      C. Borrower has asked Bank to amend certain provisions of the Loan Agreement, and Bank has agreed, all on the terms set forth in this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

      1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

      2. Acknowledgement of Liability. As of the date of this Agreement, Borrower owes Bank an amount equal to the Existing Debt. Borrower reaffirms all of its obligations under the Loan Agreement and hereby forever waives and relinquishes any and all claims, offsets or defenses that Borrower may now have with respect to the payment of sums due to Bank and the performance of other obligations under the Loan Agreement. The security interests granted to Bank in the Loan Agreement in the Collateral remain perfected, first priority liens.

      3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

            (a) The following defined terms in Section 1.1 are amended to read as follows:

                  "Revolving Maturity Date" means July 31, 2002.

      4. Ratification by Borrower of Bank's First Priority Security Interest in Collateral. Borrower hereby confirms and ratifies Bank's first priority lien and security interest in and to all Collateral. Borrower shall execute such security agreements, financing statements and other documents as Bank may from time to time reasonably request to carry out the terms of this Agreement and the Loan Agreement. Such liens and security interests shall secure all of the obligations of Borrower under this Agreement and the Loan Documents.

      5.    Representations and Warranties.

            (a) Borrower hereby represents and warrants that no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Loan Agreement.

            (b) All representations and warranties of Borrower in this Agreement and the other Loan Agreement are true and correct as of the date hereof, and shall survive the execution of this Agreement.

      6. Default. In addition to all other Events of Default under the Loan Agreement, the following shall constitute an Event of Default:

            (a) Borrower's failure to pay any amount when due under this Agreement or to perform any covenant or other agreement contained in this Agreement or any other document entered into pursuant hereto.

      7. Conditions Precedent. The effectiveness of this Agreement is subject to receipt by Bank of the following, in each case in form and substance acceptable to Bank:

            (a)   This Agreement;

            (b) Payment of all Bank Expenses incurred in connection with this Agreement; and

            (c) Such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

      8.    Release.

            (a) Borrower acknowledges that Bank would not enter into this Agreement without Borrower's assurance that Borrower has no claims against Bank or any of Bank's officers, directors, employees or agents. Except for the obligations arising hereafter under this Agreement, Borrower releases Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank's and entity's officers, directors and employees from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Borrower waives the provisions of California Civil Code section 1542, which states:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

            (b) The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower's agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.

            (c) Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

            (d) The provisions of this Section shall survive payment in full of the Obligations, full performance of all the terms of this Agreement and the Loan Agreement, and/or Bank's actions to exercise any remedy available under the Loan Agreement or otherwise.

      9. Further Assurances. Borrower will take such other actions as Bank may reasonably request from time to time to perfect or continue Bank's security interests in Borrower's property, and to accomplish the objectives of this Agreement.

      10. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Borrower has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

      11.   Miscellaneous.

            (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

            (b) Integration. This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

            (c) Entire Agreement. This Agreement and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof.

            (d) Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

            (e) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the Loan Documents.

            (f) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

            (g) Legal Effect. The Loan Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

            (h) WAIVER OF JURY. BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, RELATED TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

            (i) Assignment. Borrower consents to Bank's assignment of all or any part of Bank's rights under this Agreement and the Loan Agreement.

            (j)   Power of Attorney.   Borrower confirms that the irrevocable
power of attorney granted in the Loan Agreement remains in full force and effect

            (k) Choice of Law and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.

      IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.

                                          PHARMCHEM, INC.


                                          By:  /S/ DAVID A. LATTANZIO
                                             -----------------------------------
                                          Title:   VICE-PRESIDENT


                                          COMERICA BANK-CALIFORNIA


                                          By:  /S/ JAMES L. WEBER
                                             -----------------------------------
                                          Title:   FIRST V.P.